Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Announces Results for the First Quarter of Fiscal Year 2018 ended July 31, 2017
Continues to make progress on commercializing the PB3 PowerBuoy

PENNINGTON, N.J., September 8, 2017 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (Nasdaq: OPTT) today announced financial results for the first quarter of fiscal year 2018 ended July 31, 2017.

"Our first quarter results were in line with our expectations, and we continued to make progress on our strategic initiatives to commercialize the PB3 PowerBuoy and position the company for future growth,” said George H. Kirby, President and Chief Executive Officer of OPT.

Operations Review

Kirby added, “Production is underway on two new commercial PB3 PowerBuoys. These will be our third and fourth units and they are being built to meet anticipated demand from potential new customers. We are continuing to pursue additional opportunities to identify markets and applications for the PB3 PowerBuoy that could contribute to increased sales and financial performance for OPT. As part of that initiative, we announced our presence in Houston, Texas during the quarter to support our offshore oil and gas business development activities. In May, we exhibited our PB3 commercial unit to customers and end users at the Offshore Technology Conference, which is one of the largest global offshore oil and gas events in the world, and were pleased with the response from attendees. In April, the Company announced the relocation of its corporate headquarters and manufacturing center to Monroe, NJ. The new facility will more than double the size of the existing OPT facility. The move is on track to be completed later in this calendar year.”

Financial Highlights

Revenue for the first quarter of fiscal year 2018 was $195,000, which was relatively flat compared to revenue of $202,000 for the first quarter of fiscal year 2017. Revenue for the first quarter of fiscal year 2018 came from contracts with Mitsui Engineering and Shipbuilding and the Department of Defense Office of Naval Research while revenue for first quarter of fiscal year 2017 came from the contract with Mitsui Engineering and Shipbuilding.

The net loss for the first quarter of fiscal year 2018 was $2.7 million, compared to a net loss of $3.8 million for the first quarter of fiscal year 2017. The decrease in net loss for the first quarter of fiscal year 2018 is primarily attributable to lower product development costs and the decline in the fair value of the company’s warrants liability, partially offset by slightly higher selling, general, and administrative expenses.

Total cash, cash equivalents, restricted cash and marketable securities were $12.0 million at July 31, 2017, up from $8.9 million on April 30, 2017. Restricted cash was $515,000 as of July 31, 2017, compared to $488,000 as of April 30, 2017. Net cash used in operating activities was $4.2 million for the first quarter of fiscal year 2018, compared with $2.9 million for the first quarter of fiscal year 2017.

The company closed on a public offering of its common stock on May 2, 2017, which raised $7.2 million. “The additional capital strengthens our financial position and will support the continued execution of our business plan,” added Kirby.

Summary

"We remain committed to developing long-term partnerships and generating revenues as quickly as possible. We are focused on establishing new strategic relationships, as well as pursuing unique opportunities with our current partners and potential customers. Our emphasis for the remainder of the fiscal year will be on maximizing our sales and marketing activities as well as improving overall operational execution,” said Kirby.

Conference Call Details

OPT management will host a conference call to review the first quarter financial and operating results on Tuesday, September 12, 2017 at 10:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company’s website:  www.oceanpowertechnologies.com, or by dialing 844-473-0979 and entering the passcode 79960581. A telephone replay of the conference call will be available from 1:00 p.m. Eastern time the day of the teleconference until September 19, 2017 by dialing 855-859-2056 and entering the passcode 79960581. A replay of the webcast and transcript of the call will be archived on the company’s website.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions.  Our PB3 PowerBuoy uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contact:

Matthew T. Shafer

Chief Financial Officer of OPT

Phone: 609-730-0400

Investor Relations Contact:

Andrew Barwicki

Barwicki Investor Relations Inc.

Phone: 516-662-9461

Media Contact:

Marilyn Vollrath

Reputation Partners LLC

Phone: (414) 376-8834

Email: Marilyn@reputationpartners.com

FINANCIAL TABLES FOLLOW

Additional information may be found in the Company's Annual Report on Form 10-K that has been filed with the U.S. Securities and Exchange Commission ("SEC"). The Form 10-K may be accessed at www.sec.gov or at the Company's website in the Investor Relations section.

Ocean Power Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share data)

	July 31, 2017	April 30, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,414	$8,421
Marketable securities	25	25
Restricted cash- short-term	361	334
Accounts Receivable	86	48
Unbilled receivables	163	296
Litigation receivable	350	-
Other current assets	383	622
Total current assets	12,782	9,746
Property and equipment, net	146	170
Restricted cash- long-term	154	154
Other noncurrent assets	3	3
Total assets	$13,085	$10,073
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$183	$586
Accrued expenses	1,530	3,059
Litigation payable	350	-
Warrant liabilities	286	323
Current portion of capital lease obligations	36	35
Deferred credits payable current	600	600
Total current liabilities	2,985	4,603
Long-term portion of capital lease obligations	14	23
Total liabilities	2,999	4,626
Commitments and contingencies
Ocean Power Technologies, Inc. stockholders’ equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	-	-
Common stock, $0.001 par value; authorized 50,000,000 shares, issued 12,621,205 and 6,313,996 shares, respectively	13	6
Treasury stock, at cost; 70,081 and 48,065 shares, respectively	(295)	(263)
Additional paid-in capital	200,549	193,234
Accumulated deficit	(190,043)	(187,370)
Accumulated other comprehensive loss	(138)	(160)
Total stockholders' equity	10,086	5,447
Total liabilities and stockholders’ equity	$13,085	$10,073

Ocean Power Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended July 31,
	2017	2016

Revenues	$195	$202
Cost of revenues	217	127
Gross profit (loss)	(22)	75

Operating expenses:
Product development costs	1,102	1,636
Selling, general and administrative costs	1,641	1,519
Total operating expenses	2,743	3,155
Operating loss	(2,765)	(3,080)

Change in fair value of warrant liabilities	37	(752)
Interest income, net	3	-
Foreign exchange gain	62	5
Net loss	$(2,663)	$(3,827)
Basic and diluted net loss per share	$(0.22)	$(1.72)
Weighted average shares used to compute basic and diluted net loss per share	12,268,683	2,228,585

Ocean Power Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three months ended July 31,
	2017	2016

Cash flows from operating activities:
Net loss	$(2,663)	$(3,827)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange gain	(62)	(5)
Depreciation and amortization	31	34
Loss on disposal of property, plant and equipment	4	-
Compensation expense related to stock option grants and restricted stock	91	218
Change in fair value of warrant liabilities	(37)	752
Changes in operating assets and liabilities:
Accounts receivable	(38)	(150)
Unbilled receivable	133	(13)
Other assets	239	(370)
Accounts payable	(405)	264
Accrued expenses	(1,531)	215
Unearned revenues	-	(39)
Net cash used in operating activities	(4,238)	(2,921)
Cash flows from investing activities:
Purchases of marketable securities	-	(25)
Purchases of equipment	(12)	(5)
Net cash used in investing activities	(12)	(30)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of costs	7,221	-
Proceeds from issuance of common stock and related warrants, net of costs	-	5,261
Payment of capital lease obligations	(9)	-
Payment of debt	-	(32)
Acquisition of treasury stock	(32)	(4)
Net cash provided by financing activities	7,180	5,225
Effect of exchange rate changes on cash and cash equivalents	90	(13)
Net increase (decrease) in cash, cash equivalents and restricted cash	3,020	2,261
Cash, cash equivalents and restricted cash, beginning of period	8,909	7,030
Cash, cash equivalents and restricted cash, end of period	$11,929	$9,291